CUSTODIAN CONTRACT

                                     Between

                           GLOBAL INVESTMENT PORTFOLIO

                                       and

                       STATE STREET BANK AND TRUST COMPANY







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                                TABLE OF CONTENTS

                                                                          PAGE

1.       Employment of Custodian and Property to be Held By It                 1

2.       Duties of the Custodian with Respect to Property of the Fund Held
         by the Custodian in the United States                                 2

         2.1          Holding Securities                                       2
         2.2          Delivery of Securities                                   3
         2.3          Registration of Securities                               7
         2.4          Bank Accounts                                            7
         2.5          Availability of Federal Funds                            8
         2.6          Collection of Income                                     8
         2.7          Payment of Fund Monies                                   9
         2.8          Liability for Payment in Advance of  Receipt of
                      Securities Purchased                                    11
         2.9          Appointment of Agents                                   12
         2.10         Deposit of Fund Assets in Securities System             12
         2.11         Fund Assets Held in the Custodian's Direct Paper System 15
         2.12         Segregated Account                                      16
         2.13         Ownership Certificates for Tax Purposes                 17
         2.14         Proxies                                                 17
         2.15         Communications Relating to Portfolio Securities         17

3.       Duties of Custodian With Respect to Property of the Fund Held
         Outside of the United States                                         18

         3.1          Appointment of Foreign Sub-Custodians                   18
         3.2          Assets to be Held                                       19
         3.3          Foreign Securities Depositories                         19
         3.4          Agreements with Foreign Banking Institutions            19
         3.5          Access of Independent Accountants of the Fund           20
         3.6          Reports by Custodian                                    20
         3.7          Transactions in Foreign Custody Account                 20
         3.8          Liability of Foreign Sub-Custodians                     21
         3.9          Liability of Custodian                                  22
         3.10         Reimbursement for Advances                              22
         3.11         Monitoring Responsibilities                             23
         3.12         Branches of U.S. Banks                                  23
         3.13         Tax Law                                                 24



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                                                                            Page

4.       Payments for Sales or Repurchase or Redemptions of Shares
         of the Fund                                                          25

5.       Proper Instructions                                                  26

6.       Actions Permitted Without Express Authority                          26

7.       Evidence of Authority                                                27

8.       Duties of Custodian With Respect to the Books of Account and
         Calculation of Net Asset Value and Net Income                        27

9.       Mitigation by Custodian                                              28

10.      Notice of Litigation; Right to Proceed                               28

11.      Records                                                              29

12.      Opinion of Fund's Independent Accountants                            30

13.      Reports to Fund by Independent Public Accountants                    30

14.      Compensation by Custodian                                            31

15.      Responsibility of Custodian                                          31

16.      Effective Period, Termination and Amendment                          33

17.      Successor Custodian                                                  34

18.      Interpretive and Additional Provisions                               35

19.      Additional Funds                                                     35

20.      Massachusetts Law to Apply                                           36

21.      Prior Contracts                                                      36

22.      Limitation of Shareholder Liability                                  36



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                                                                            Page

23.      Shareholder Communications Election                                  36

24.      Assignment                                                           37

25       Severability                                                         37






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                               CUSTODIAN CONTRACT
                               ------------------


         This Contract between Global Investment Portfolio, a New York trust, having its principal place of business at 50 California Street, 27th Floor, San Francisco, California 94111- 4624 hereinafter called the "Fund", and State
Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian".

                                   WITNESSETH:

         WHEREAS, the Fund is authorized to issue shares in separate subtrusts, with each such subtrusts representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund intends to initially offer shares in three subtrusts, the G. T. Global Financial Services Portfolio, G. T. Global Natural Resources Portfolio, and G.T. Global Infrastructure Portfolio (such subtrusts together with all other subtrusts subsequently established by the Fund and made subject to this Contract in accordance with Article 19, being herein referred to as the "Portfolio(s)");

         NOW THEREFOR, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

         The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Declaration of





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Trust. The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all
securities  owned  by  the  Portfolio(s)   from  time  to  time,  and  the  cash
consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

         Upon  receipt of "Proper  Instructions"  (within the meaning of Article
5), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Fund on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN IN THE UNITED STATES

2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to
         Section  2.10  in  a  clearing  agency  which   acts  as  a  securities





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         depository or in a book-entry system authorized by the U. S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.11.

2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

              1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

              2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

              3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 thereof;

              4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

              5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;






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              6)  To the issuer  thereof,  or its agent,  for transfer  into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to
                  Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to the Custodian;

              7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

              8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

              9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or




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                  similar  securities  or the  surrender of interim  receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

              10) For delivery in connection  with any loans of securities  made by the Fund on behalf of the Portfolio, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

              11) For delivery as security in connection  with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, BUT ONLY against receipt of amounts borrowed;

              12) For  delivery  in  accordance   with  the  provisions  of  any
                  agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities






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                  exchange,  or of any  similar  organization  or  organizations regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

              13) For  delivery  in  accordance   with  the  provisions  of  any
                  agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

              14) Upon  receipt  of   instructions   from  the  transfer  agent,
                  ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

              15) For any other proper corporate purpose,  BUT ONLY upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a






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                  proper corporate purpose,  and naming the person or persons to
                  whom  delivery  of  such   securities   shall  be  made.

2.3 REGISTRATION OF SECURITIES. Domestic Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, UNLESS the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Portfolio on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund which shall contain only property held by the Custodian as Custodian for the Portfolios, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in






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       accordance  with Rule 17f-3  under the  Investment  Company  Act of 1940.
       Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.6 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the






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       payment all coupons and other income items requiring  presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

       1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof;






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              (c) in the case of a purchase  involving  the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or though an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in
              Article 5;

       2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

       3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

       4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;





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       5)     For the  payment  of any  dividends  on  Shares  of the  Portfolio declared pursuant to the governing documents of the Fund;

       6) For payment of the amount of dividends received in respect of securities sold short;

       7) For any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8    LIABILITY  FOR  PAYMENT IN ADVANCE  OF RECEIPT OF  SECURITIES  PURCHASED.
       Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.


2.9 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such





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       of the  provisions  of this Article 2 as the  Custodian  may from time to time direct;  PROVIDED,  however, that the appointment of any agent shall
       not  relieve  the  Custodian  of  its   responsibilities  or  liabilities
       hereunder. In the event of any loss, damage or expense suffered or incurred by the Fund or a Portfolio caused by or resulting from the negligence or willful misconduct of any agent appointed by the custodian pursuant to this Section 2.9, the Custodian shall promptly reimburse the Fund or the applicable Portfolio in the amount of such loss, damage or expense.

2.10 DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U. S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

       1) The Custodian may keep securities of the Portfolio in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

       2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio;





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       3)     The Custodian  shall pay for securities  purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to
              reflect   such  payment  and  transfer  for  the  account  of  the
              Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advises from the Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio on the next business day;

       4) The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian (or by any agent appointed by the Custodian pursuant to Section 2.9 and furnished to the Custodian) on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;





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       5)     The  Custodian  shall have received from the Fund on behalf of the
              Portfolio the initial or annual certificate, as the case may be, required by Article 14 hereof;

       6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss, damage or expense to the Portfolio resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that the Portfolio has not been made whole for any such loss, damage or expense. The Custodian agrees to cooperate with the Fund on connection with the enforcements of the Fund's subrogation rights.

2.11   FUND  ASSETS  HELD IN THE  CUSTODIAN'S DIRECT  PAPER SYSTEM

       The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

       1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

       2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

       3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book- entry those securities belonging to the Portfolio;

       4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

       5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio;

       6) The Custodian and any agent appointed pursuant to Section 2.9 shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.12 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contract or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) as mutually agreed upon from time to time in writing by the Custodian and the Fund.

2.13 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.14 PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting
       materials   and  all   notices   relating   to  such   securities.

2.15 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund of behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund on behalf of the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund on behalf of the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE OF THE UNITED STATES

3.1 APPOINTMENT OF FOREIGN SUB-CUSTODIANS. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Portfolio's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Fund's Board of Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Property Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Portfolio's assets.

3.2 ASSETS TO BE HELD. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions. The Custodian shall identify on its books as belonging to the Fund on behalf of each Portfolio, the foreign securities of that Portfolio held by each foreign sub-custodian.

3.3 FOREIGN SECURITIES DEPOSITORIES. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Portfolios shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4 AGREEMENTS WITH FOREIGN BANKING INSTITUTIONS. Each agreement with a foreign banking shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claims of any kind in favor of the foreign banking institution or is creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian of its agents.

3.5 ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.6 REPORTS BY CUSTODIAN. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Portfolio(s) securities and other assets and advises or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Portfolio indicating, as to securities acquired for a Portfolio, the identity of the entity having physical possession of such securities.

3.7    TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

       (a) Except as otherwise provided in paragraph (b) of this Section 3.7, the provision of Sections 2.2 and 2.7 of this Contract shall apply, MUTATIS MUTANDIS to the foreign securities of the Portfolios of the Fund held outside the United States by foreign sub-custodians.

       (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Portfolio and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

       (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.8 LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund on behalf of the Portfolios, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund or any Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.9 LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.9, in delegating custody duties to State Street London Ltd., the Custodian shall not be relived of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London, Ltd. not caused by political risk) due to acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.10 REIMBURSEMENT FOR ADVANCES. If the Fund on behalf of the Portfolio requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolios assets to the
       extent    necessary   to   obtain    reimbursement.

3.11 MONITORING RESPONSIBILITIES. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or any Portfolio or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below

       $200  million  (U.S.  dollars  or the  equivalent  thereof)  or that  its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.12 BRANCHES OF U.S. BANKS. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Portfolio's assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in
       Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract. (b) Cash held for each Portfolio of the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.13 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Custodian to use reasonable efforts and due care
       (a) to perform such ministerial steps as are required to collect any tax refund, (b) to ascertain the appropriate rate of tax withholding and (c) to provide such documents as may be required to enable the Fund to received appropriate tax treatment under applicable tax laws and any applicable treaty provisions. Unless otherwise informed by the Fund, the Custodian, in performance of its duties under this Section, shall be entitled to apply categorical treatment of the Fund according to the nationality of the Fund, the particulars of its organization and other relevant details that shall be supplied by the Fund. The Custodian shall be entitled to rely on any information supplied by the Fund on behalf of the Portfolio. The Custodian may engage reasonable professional advisors disclosed to the Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advise received therefrom. It shall be the duty of the Fund to inform the Custodian of any change in the organization, domicile or other relevant fact concerning tax treatment of the Fund and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category or entity of which the Fund is a part under general laws and treaty provisions.

4. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES OF THE FUND. The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

     From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

In connection with the redemption or repurchase of Shares of a Portfolio of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund on behalf of such Portfolio to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

5. PROPER INSTRUCTIONS. "Proper Instructions" as used throughout this Contract means a writing signed in the name of the Fund by any TWO of the President, any Vice President, the Secretary, the Assistant Secretary, the Treasurer or the Assistant Treasurer of the Fund or any other persons duly authorized to sign such writing by the Board of Trustees of the Fund. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested, and may be in the form of standing instructions. The Custodian may act and rely upon oral instructions if the Custodian reasonable believes them to have been given by a person authorized to give instructions with respect to the transactions involved. Oral instructions shall be promptly confirmed in writing by Proper Instructions. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.

6. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable
Portfolio:

       1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, PROVIDED that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

       2) surrender securities in temporary form for securities in definitive form;

       3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

       4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Fund.

7.  EVIDENCE OF AUTHORITY.

       The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

       The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund's currently effective prospectus related to such Portfolio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's currently effective prospectus related to such Portfolio.

9.  MITIGATION BY CUSTODIAN

       Upon the occurrence of any event connected with the duties of the Custodian under this Contract which causes or may cause any loss, damage or expense to the fund or any Portfolio, (i) the Custodian shall, and (ii) shall exercise reasonable efforts to cause any sub-custodian to, use reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Fund and the Portfolios.

10.  NOTIFICATION  OF LITIGATION;  RIGHT TO PROCEED

       The Fund shall not be liable for indemnification under this Contract to the extent that the Fund's ability to defend against any litigation or proceeding brought against the Custodian in respect of which indemnity may be sough under this Contract is prejudiced by the Custodian's failure to give prompt notice of the commencement of any such litigation or proceeding, With respect to claims in such litigation or proceedings for which indemnity by the Fund may be sough and subject to applicable law and the ruling of any court of competent jurisdiction, the Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from the Fund to the Custodian, the Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Fund may be subject to an indemnification obligation; provided, however, that the Custodian shall be entitled to participate in the defense of any such litigation or proceeding. If the Funds has acknowledged in writing its obligation to indemnify the Custodian with respect to such litigation or proceeding, the Custodian's participation shall be at its own expense and the Fund shall control the defense of the litigation or proceeding. If the Fund is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, the Custodian shall reasonably prosecute such litigation or proceeding. The Custodian shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Fund with adequate notice of any such settlement or judgment, and without the Fund's prior written consent. The Custodian shall submit written evidence to the Fund with respect to any cost or expense for which it is seeking indemnification in such form and detail as the Fund may reasonable request.

11.  RECORDS

       The Custodian shall with respect to each Portfolio create and maintain and retain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940 and the rules and regulations thereunder, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and in the event of termination of this Contract shall be delivered to the Fund or a successor custodian as instructed by the Fund. All such records shall at all times during the regular business hours of the Custodian be open for inspection and audit by duly authorized officers, employees or agents of, attorneys for and auditors employed by the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio of the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

12.      OPINION OF FUND'S INDEPENDENT ACCOUNTANT

         The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

13.      REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

       The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

14.      COMPENSATION OF CUSTODIAN


       The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

15.      RESPONSIBILITY OF CUSTODIAN

       So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care and diligence in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

       The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States (except as specifically provided in Section 3.9)
and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by Section 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability of claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

       If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

       If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.


16. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

       This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; PROVIDED, however that the Custodian shall not with respect to a Portfolio act under
Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by such Portfolio; PROVIDED FURTHER, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the
Comptroller  of the  Currency  or upon  the  happening  of a like  event  at the
direction   of  an   appropriate   regulatory   agency  or  court  of  competent
jurisdiction.

       Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

17.      SUCCESSOR CUSTODIAN

         If a successor custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

       If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

       In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank' as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

       In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

18.   INTERPRETIVE AND ADDITIONAL PROVISIONS

       In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

19.  ADDITIONAL FUNDS

       In the event that the Fund establishes one or more subtrusts of Shares in addition to G.T. Global Financial Services Portfolio, G.T. Global Natural Resources Portfolio and G.T. Global Infrastructure Portfolio with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

20.      MASSACHUSETTS LAW TO APPLY

       This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

21.      PRIOR CONTRACTS

       This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

22.      LIMITATION OF SHAREHOLDER LIABILITY

       It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund personally, but shall only bind the assets and property of the applicable Portfolios, as provided in the Fund's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the fund, and this Agreement has been executed and delivered by an authorized officer of the Fund acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the applicable Portfolios, as provided in the Fund's Declaration of Trust.

23.  SHAREHOLDER COMMUNICATIONS ELECTION

       Securities and Exchange Commission Rule 14b-2 requires banks which hold sec/urities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the fund tells the Custodian "yes" or does not check either "yes" or "no" below, the

Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

         YES      [   ] The    Custodian    is    authorized   to   release  the
                  Fund's name, address, and share positions.

         NO [ x ] The Custodian is not authorized to release the Fund's name, address, and share positions.

24.      ASSIGNMENT

       Neither the Fund nor the Custodian shall have the right to assign any of its rights or obligations under this Contract without the prior written consent of the other party.

25.      SEVERABILITY

       If any provision of this Contract is held to be unenforceable as a matter of law, the other terms and provisions hereof shall not be affected thereby and shall remain in full force and effect.


       IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 23RD day of MARCH, 1994.

ATTEST:                                              GLOBAL INVESTMENT PORTFOLIO




/s/ Noel B. Daugherty                             By: /s/ Peter R. Guarino
________________________________________          _____________________________
                                                     Secretary

ATTEST:                                        STATE STREET BANK AND TRUST
                                               COMPANY






/s/ Janine McDuffy                              By:  /s/
_________________________________________       _______________________________
                                                     Executive Vice President

                                   SCHEDULE A

                          GLOBAL INVESTMENT PORTFOLIO:
                    G.T. GLOBAL FINANCIAL SERVICES PORTFOLIO
                     G.T. GLOBAL NATURAL RESOURCES PORTFOLIO
                      G.T. GLOBAL INFRASTRUCTURE PORTFOLIO

The following foreign banking institutions and foreign securities depositories have been approved by the board of trustees of the above-mentioned trust for use by the indicated series of the trust as sub-custodians for the securities and other assets:

Citibank, N.A.-Argentina (Caja de Valores) (Argentina)

Westpac Banking Corp. (Austraclear) (Australia)

GiroCredit Bank Aktiengesellschaft der Sparkassen (OEKB) (Austria)

Standard Chartered Bank (Bangladesh)

Generale Bank (C.I.K.) (Belgium)

Citibank, N.A. (BOVESPA) (Brazil)

Canada, Trustco Mortgage Company (CDS) (Canada)

Citibank, N.A.-Chile (Chile)

The Hongkong and Shanghai Banking Corporation Limited (SSCCRC and Shenzhen Securities Registrars Co., Ltd.) (China)

Cititrust Colombia S.A. Sociedad Fiduciaria (Colombia)

Barclays Bank PLC (Cyprus)

Den Danske Bank (VP-Centralen) (Denmark)

Kansallis-Osake-Pankki (Central Share Register) (Finland)

Banque Paribas (SICOVAM) (France)

Berliner Handels-und Frankfurter Bank (Kassenverein) (Germany)

National Bank of Greece S.A. (Apothetirio Titlon) (Greece)

Standard  Chartered  Bank Hong Kong (CCASS)  (Hong Kong)
Citibank Budapest Rt. (Hungary)

The Hongkong and Shanghai Banking Corporation Limited (India)

Standard Chartered Bank Jakarta (Indonesia)

Bank of Ireland (Ireland)

Bank Hapoalim B.M. (Clearing House of the Tel Aviv Stock
Exchange) (Israel)

Morgan Guaranty Trust Company (Monte Titoli S.p.A.) (Italy)

Sumitomo Trust & Banking Co. (Japan)

Standard Chartered Bank, Kuala Lumpur (Malaysia)

Citibank, N.A.-Mexico (INDEVAL) (Mexico)

MeesPierson N.V. (NECIGEF) (The Netherlands)

ANZ Banking Group (NZ) Ltd. (New Zealand)

Christiania Bank Og Kreditkasse (VPS) (Norway)

Deutsche Bank AG (Pakistan)

Citibank, N.A.-Peru (CAVAL) (Peru)

Standard Chartered Bank (the Philippines)

Banco Comercial Portugues (Central de Valores Mobiliarios)
(Portugal)

Development Bank of Singapore (CDP) (Singapore)

Bank of Seoul (South Korea)

Banco Santander, S.A. (SCLV) (Spain)

The Hongkong and Shanghai Banking Corporation Limited (CDS) (Sri
Lanka)

Skandinaviska Enskilda Banken (VPC) (Sweden)

Union Bank of Switzerland (SEGA) (Switzerland)

Central Trust of China (TSCD) (Taiwan)

Standard Chartered Bank, Bangkok (SDC) (Thailand)

Citibank, N.A. (Turkey)

State Street Bank and Trust Company (United Kingdom)

Citibank, N.A.-Uruguay (Uruguay)

Citibank, N.A. -Venezuela (Venezuela)

Cedel

Euro-Clear

GLOBAL INVESTMENT PORTFOLIO



/s/ PETER R. GUARINO
--------------------
Peter R. Guarino
Secretary
Dated as of March 23, 1994

                                                                      EXHIBIT I


                             SUBCUSTODIAN AGREEMENT


         AGREEMENT made this _____ day of ______________ 19 __, between State Street Bank and Trust Company, A Massachusetts Trust Company (hereinafter referred to as the
  "Custodian") , having its principal place of business at 225 Franklin Street, Boston, MA, and _______________________________________(hereinafter referred to as the "Subcustodian") , a ___________________________organized under the laws of ______________________and having an office at
  _____________________________________________________________________________


         WHEREAS, Custodian has been appointed to act as Trustee, Custodian or Subcustodian of securities and monies on behalf of certain of its customers including, without limitation, collective investment undertakings, investment companies subject to the U.S. Investment Company Act of 1940, as amended, and employee benefit plans subject to the U.S. Employee Retirement Income Security Act of 1974, as amended;

         WHEREAS, Custodian wishes to establish Account (the "Account") with the Subcustodian to hold and maintain certain property for which Custodian is responsible as custodian; and

         WHEREAS, Subcustodian agrees to establish the Account and to hold and maintain all Property in the Account in accordance with the terms and conditions herein set forth.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Custodian and the Subcustodian agree as follows:

I.       THE ACCOUNT
         -----------

         A. Establishment of the Account. Custodian hereby requests that Subcustodian establish for each client of the Custodian an Account which shall be composed of:

              1. A Custody Account for any and all Securities (as hereinafter defined) from time to time received by Subcustodian therefor, and

              2. A Deposit Account for any and all Cash (as hereinafter defined) from time to time received by Subcustodian therefor.

         B. Use of the Account. The Account shall be used exclusively to hold, acquire, transfer or otherwise care for, on behalf of Custodian as custodian and the customers of Custodian and not for Custodian's own interest, Securities and such Cash or cash equivalents as are transferred to Subcustodian or as are received in payment of any transfer of, or as payment on, or interest on, or dividend from, any such Securities (herein collectively called "Cash").

         C. Transfer of Property in the Account. Beneficial ownership of the Securities and Cash in the Account shall be freely transferable without payment of money or value other than for safe custody and administration.

         D. Ownership and Segregation of Property in the Account. The ownership of the property in the Account, whether Securities, Cash or both, and whether any such property is held by Subcustodian in an Eligible Depository, shall be clearly recorded on Subcustodian's books as belonging to Custodian on behalf of Custodian's customers, and not for Custodian's own interest and, to the extent that Securities are physically held in the Account, such Securities shall also be physically segregated from the general assets of Subcustodian, the assets of Custodian in its individual capacity and the assets of Subcustodian's other customers. In addition, Subcustodian shall maintain such other records as may be necessary to identify the property hereunder as belonging to each Account.

         E. Registration of Securities in the Account. Securities which are eligible for deposit in a depository as provided for in Paragraph III may be maintained with the depository in an account for Subcustodian's customers. Securities which are not held in a depository and that are ordinarily held in registered form will be registered in the name of Subcustodian or in the name of Subcustodian's nominee, unless alternate Instructions are furnished by Custodian.

II.      Services to Be Provided By the Subcustodian

         The services Subcustodian will provide to Custodian and the manner in which such services will be performed will be as set forth below in this Agreement.

         A. Services Performed Pursuant to Instructions. All transactions involving the Securities and Cash in the Account shall be executed solely in accordance with Custodian's Instructions as that term is defined in Paragraph IV hereof, except those described in paragraph B below.

         B. Services to Be Performed Without Instructions. Subcustodian will, unless it receives Instructions from Custodian to the contrary:

              1. Collect Cash. Promptly collect and receive all dividends, income, principal, proceeds from transfer and other payments with respect to property held in the Account, and present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, and credit Cash receipts therefrom to the Deposit Account.

              2. Exchange Securities. Promptly exchange Securities where the exchange is purely ministerial including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves.

              3. Sale of Rights and Fractional Interests. Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, Subcustodian will promptly endeavor to obtain Custodian's Instructions, but should these not be received in time for Subcustodian to take timely action, Subcustodian is authorized to sell such rights entitlement or fractional interest and to credit the Account.

              4. Execute Certificates. Execute in Custodian's name for the Account, whenever Subcustodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Securities held in the account.

              5. Pay Taxes and Receive Refunds. To pay or cause to be paid from the Account any and all taxes and levies in the nature of taxes imposed on the property in the Account by any governmental authority, and to take all steps necessary to obtain all tax exemptions, privileges or other benefits, including reclaiming and recovering any foreign withholding tax, relating to the Account and to execute any declaration, affidavits, or certificates of ownership which may be necessary in connection therewith.

                  6. Prevent Losses. Take such steps as may be reasonably necessary to secure or otherwise prevent the loss of, entitlements attached to or otherwise relating to property held in the Account.

         C.       Additional Services.

                  1.  Transmission of Notices of Corporate Action. By such means as will permit custodian to take timely action with respect thereto, Subcustodian will promptly notify Custodian upon receiving notices or reports, or otherwise becoming aware, of corporate action affecting Securities held in the Account (including, but not limited to, calls for redemption, mergers, consolidations, reorganizations, recapitalizations, tender offers, rights offerings, exchanges, subscriptions and other offerings) and dividend, interest and other income payments relating to such Securities.

                  2. Communications Regarding the Exercise of Entitlements. Upon request by Custodian, Subcustodian will promptly deliver, or cause any Eligible Depository authorized and acting hereunder to deliver, to Custodian all notices proxies, proxy soliciting materials and other communications that call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders) relating to Securities held in the Account to the extent received by Subcustodian or said Eligible Depository, such proxies or any voting instruments to be executed by the registered holder of the Securities, but without indicating the manner in which such Securities are to be voted.

              3. Monitor Financial Service. In furtherance of its obligations under this Agreement, Subcustodian will monitor a leading financial service with respect to announcements and other information respecting property held in the Account, including announcements and other information with respect to corporate actions and dividend, interest and other income payments.

III.     Use of Securities Depository

Subcustodian may, with the prior written approval of Custodian, maintain all or any part of the Securities in the Account with a securities depository or clearing agency which is incorporated or organized under the laws of a country other than the United States of America and is supervised or regulated by a government agency or regulatory authority in the foreign jurisdiction having authority over such depositories or agencies, and which operates (a) the central system for handling of designated securities, or equivalent book entries in _______________________, or (b) a transnational system for the central handling of securities or equivalent book entries (herein called "Eligible Depository") , provided however, that, while so maintained, such securities shall be subject only to the directions of Subcustodian, and that Subcustodian duties, obligations and responsibilities with regard to such Securities shall be the same as if such Securities were held by Subcustodian on its premises.

IV.      Claims Against Property in the Account

The property in the account shall not be subject to any right, charge, security interest, lien or claim of any kind (collectively "Charges") in favor of Subcustodian or any Eligible Depository or any creditor of Subcustodian or of any Eligible Depository except a claim for payment for such property's safe custody or administration in accordance with the terms of this Agreement. Subcustodian will immediately notify Custodian of any attempt by any party to assert any Charge against the property held in the Account and shall take all lawful actions to protect such property from such Charges until Custodian has had a reasonable time to respond to such notice.

V.       Subcustodian's Warranty

Subcustodian represents and warrants that:

         (A) It is a branch of a "qualified U.S. bank" or an "eligible foreign custodian" as those terms are defined in Rule 17f-5 of the Investment Company Act of 1940, a copy of which is attached hereto as Attachment A (the "Rule"), and subcustodian shall immediately notify Custodian, in writing or. by other authorized means, in the event that there appears to be a substantial likelihood that Subcustodian will cease to qualify under the Rule as currently in effect or as hereafter amended, or

         (B) It is the subject of an exemptive order issued by the United States Securities and Exchange Commission which order permits Custodian to employ Subcustodian notwithstanding the fact that Subcustodian fails to qualify under the terms of the Rule, and Subcustodian shall immediately notify Custodian, in writing or by other authorized means, if for any reason it is no longer covered by such exemptive order.

Upon receipt of any such notification required under (A) or (B) of this section, Custodian may terminate this Agreement immediately without prior notice to Subcustodian.

VI.   Definitions

      A. Instructions. The term "Instructions" means:

         1. instructions in writing signed by authorized individuals designated as such by Custodian;

         2. telex or tested telex instructions of Custodian;

         3. other forms of instructions in computer readable form as shall customarily be used for the transmission of like information, and

         4. such other forms of communication as from time to time may be agreed upon by Custodian and Subcustodian, which subcustodian believes in good faith to have been given by Custodian or which are transmitted with proper testing or authentication pursuant to terms and conditions which Custodian may specify.

Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Subcustodian shall act in accordance with Instructions and shall not be liable for any act or omission in respect of any Instruction except in the case of willful default, negligence, fraud, bad faith, willful misconduct, or reckless disregard of duties on the part of Subcustodian. Subcustodian in executing all Instructions will take relevant action in accordance with accepted industry practice and local settlement practice.

       B. Account. The term "Account" means collectively the Custody Account, and the Deposit Account.

       C. Securities. The term "Securities" includes, without limitation, stocks, shares, bonds, debentures, debt securities (convertible or non-convertible) , notes, or other obligations or securities and any certificates, receipts, futures contracts, foreign exchange contracts, options, warrants, scrip or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

VII.     Miscellaneous Provision

       A. Statements Regarding the Account. Subcustodian will supply Custodian with such statements regarding the Account as Custodian may request, including the identity and location of any Eligible Depository authorized and acting hereunder. In addition, Subcustodian will supply Custodian an advice or notification of any transfers of Securities to or from the Account indicating as to Securities acquired for the Account, if applicable, the Eligible Depository having physical possession Securities.

       B. Examination of Books and Records. Subcustodian agrees that its books and records relating to the Account and Subcustodian's actions under this Agreement shall be open to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of Custodian including (to the extent permitted under the law of ___________) the independent public accountants for any customer of Custodian whose property is being held hereunder and such books and records shall be retained for such period as shall be agreed upon by Custodian and Subcustodian.

As Custodian may reasonably request from time to time, Subcustodian will furnish its auditor's reports on its system of internal controls, and Subcustodian will use its best efforts to obtain and furnish similar reports of any Eligible Depository authorized and acting hereunder.

       C. Standard of Care. In holding, maintaining, servicing and disposing of Property under this Agreement, and in fulfilling any other obligations hereunder, Subcustodian shall exercise the same standard of care that it exercises  over its own assets,  PROVIDED that  Subcustodian  shall  exercise at least the  degree of care and  maintain  adequate  insurance  as  expected  of a prudent professional Subcustodian for hire and shall assume the burden of proving that it has exercised such care in its maintenance of Property held by Subcustodian in its Account. The maintenance of the Property in an Eligible Depository shall not affect Subcustodian's standard of care, and Subcustodian will remain as fully responsible for any loss or damage to such securities as if it had itself retained physical possession of them. Subcustodian shall also indemnify and hold harmless Custodian and each of Custodian's customers from and against any loss, damage, cost, expense, liability or claim (including reasonable attorney's fees) arising out of or in connection with the improper or negligent performance or the nonperformance of the duties of Subcustodian.

Subcustodian shall be responsible for complying with all provisions of the law of ______________ or any other law, applicable to Subcustodian in connection with its duties hereunder, including (but not limited to) the payment of all transfer taxes or other taxes and compliance with any currency restrictions and securities laws in connection with its duties as Subcustodian.

       D. Loss of Cash or Securities. Subcustodian agrees that, in the even of any loss of Securities or Cash in the Account, Subcustodian will use its best efforts to ascertain the circumstances relating to such loss and will promptly report the same to Custodian and shall use every legal means available to it to effect the quickest possible recovery.

       E. Compensation of Subcustodian. Custodian agrees to pay to Subcustodian from time to time such compensation for its services and such out-of-pocket or incidental expenses of Subcustodian pursuant to this Agreement as may be mutually agreed upon in writing from time to time.

       F. Operating Requirements. The Subcustodian agrees to follow such Operating Requirements as the Custodian may establish from time to time. A copy of the current Operating Requirements is attached as Attachment B to this Agreement.

       G. Termination. This Agreement may be terminated by subcustodian or Custodian on 60 days' written notice to the other party, sent by registered mail, provided that any such notice, whether given by Subcustodian or Custodian, shall be followed within 60 days by Instructions specifying the names of the persons to whom Subcustodian shall deliver the Securities in the Account and to whom the Cash in the account shall be paid. If within 60 days following the giving of such notice of termination, Subcustodian does not receive such Instructions, Subcustodian shall continue to hold such Securities and Cash subject to this Agreement until such Instructions are given. The obligations of the parties under this Agreement shall survive the termination of this Agreement.

       G. Notices. Unless otherwise specified in this Agreement, all notices and communications with respect to matters contemplated by this Agreement shall be in writing, and delivered by mail, postage prepaid, telex, SWIFT, or other mutually agreed telecommunication methods to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph):

         To Subcustodian:

         To Custodian               State Street Bank and Trust Company
                                    Securities Operations/
                                    Network Administration
                                    P.O. Box 1631
                                    Boston, MA 02105

        H. Confidentiality. Subcustodian and Custodian shall each use its best efforts to maintain the confidentiality of the property in the Account and the beneficial owners thereof, subject, however, to the provisions of any laws, requiring disclosure. In addition, Subcustodian shall safeguard any test keys, identification codes or other security devices which Custodian shall make available to it. The Subcustodian further agrees it will not disclose the existence of this Agreement or any current business relationship unless compelled by applicable law or regulation or unless it has secured the Custodian's written consent.

       I. Assignment. This Agreement shall not be assignable by either party but shall bind any successor in interest of Custodian and Subcustodian respectively.

       J. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of _____________________. To the extent inconsistent with this Agreement or Custodian's Operating Requirements as attached hereto, Subcustodian's rules and conditions regarding accounts generally or custody accounts specifically shall not apply.

CUSTODIAN:     STATE STREET BANK AND TRUST COMPANY

By: ________________________________

Date: _______________________________



AGREED TO BY SUBCUSTODIAN

____________________________________

By: ________________________________

Date: _______________________________

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Gentlemen:

This is to advise you that Global Investment Portfolio ("Master Trust") has established a new sub-trust to be known as Global Consumer Products and Services Portfolio. In accordance with the Additional Funds provision in Section 19 of the Custodian Contract dated March 23, 1994 (the "Contract"), between the Master Trust and State Street Bank and Trust Company, the Master Trust hereby requests that you act as Custodian for the new sub-trust under the terms of the Contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Master Trust and retaining one copy for your records.

GLOBAL INVESTMENT PORTFOLIO





By: /s/ Peter R. Guarino
    ______________________
       Peter R. Guarino
       Assistant Secretary



Agreed to this 30th day of December, 1994.

STATE STREET BANK AND TRUST COMPANY



By: /S/ GARY E. ENOS
    ________________
Name: Gary E. Enos
Title:  Vice President